Exhibit 99.1

Blucora Reports Third Quarter 2022 Results
DALLAS, TX — November 1, 2022 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled, tax focused financial solutions, today announced financial results for the third quarter ended September 30, 2022.

Third Quarter Highlights and Recent Developments
•Avantax added newly recruited assets of $214 million during the third quarter for a total of approximately $1.3 billion during the first nine months of 2022. This exceeds full year 2021 newly recruited assets of $929 million.
•Avantax continued to deliver net positive asset flows with $380 million for the quarter and $810 million year to date.
•Blucora reported total revenue of $171.7 million, a decrease of 1% versus the third quarter of the prior year.
•Avantax ended the third quarter with total client assets of $72.6 billion and advisory assets of $35.4 billion, or 48.8% of total client assets.
•During the third quarter, Blucora paid down $35 million of its term loan balance and paid the final $23 million earn-out obligation related to the HKFS acquisition. The company ended the third quarter with $91.1 million in cash and cash equivalents.

Chris Walters, Blucora’s President and Chief Executive Officer commented, “Overall, Blucora has continued to perform well and execute on our growth strategy. I am pleased to announce that yesterday the company signed an agreement to sell our tax software business, TaxAct, to an affiliate of Cinven in an all-cash transaction that is expected to close by the end of the year. Cinven’s interest and offer further validate the extraordinary work our TaxAct team has done to grow the business by enhancing our products and customer care approach as well as the significant strides made acquiring customers via increasing the sophistication of our marketing efforts and scaling partnerships.”

Mr. Walters continued, “Following the closing, we will rebrand Blucora to Avantax and focus solely on executing our long-term, sustainable growth strategy for our tax-focused wealth business. This means aligning the company’s operations and enabling strategic investment in high-return initiatives to best support the needs of our financial professionals and CPA firms and their clients.”

TaxAct
Blucora today announced that an agreement has been entered into for the sale of TaxAct to an affiliate of Cinven for $720 million, subject to adjustment as set forth in the agreement, in an all-cash transaction. The net proceeds will be used to pay down existing indebtedness and return excess capital to shareholders. To view the announcement, you may go to the investor relations section of the Blucora website located at www.blucora.com/news-releases.

Summary Financial Performance: Q3 2022

($ in millions, except per share amounts)	Q3 2022	Q3 2021	Change
Revenue:
Wealth Management	$165.0	$169.1	(2.4)%
Tax Software	6.7	5.0	34.0%
Total Revenue	$171.7	$174.2	(1.4)%
Segment Operating Income (Loss)
Wealth Management	$27.6	$19.6	40.8%
Tax Software	(12.5)	(13.9)	10.1%
Total Segment Operating Income	$15.1	$5.7	164.9%
Unallocated Corporate-Level General and Administrative Expenses	$(7.5)	$(6.5)	(15.4)%
GAAP:
Operating Loss	$(13.8)	$(20.3)	32.0%
Net Loss	$(21.8)	$(27.8)	21.6%
Net Loss per share — Diluted	$(0.46)	$(0.57)	19.3%
Non-GAAP:
Adjusted EBITDA (1)	$7.7	$(0.8)	1062.5%
Net Loss (1)	$(9.8)	$(12.8)	23.4%
Net Loss per share — Diluted (1)	$(0.20)	$(0.26)	23.1%
_________________________
Note: Totals may not foot due to rounding.
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Full Year 2022 Outlook

($ in millions, except per share amounts)	Full Year 2022 Outlook
Wealth Management Revenue	$660.0 - $665.0
Tax Software Revenue	$249.0 - $250.0
Total Revenue	$909.0 - $915.0
Wealth Management Segment Operating Income	$93.0 - $95.0
Tax Software Segment Operating Income	$89.0 - $91.0
Unallocated Corporate-Level General and Administrative Expenses	$30.0 - $29.5
GAAP:
Net Income	$36.0 - $41.0
Net Income per share — Diluted	$0.73 - $0.83
Non-GAAP:
Adjusted EBITDA (1)	$152.0 - $156.5
Non-GAAP Net Income (1)	$86.0 - $90.5
Non-GAAP Net Income per share — Diluted (1)	$1.75 - $1.84
____________________________
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.
Conference Call and Webcast
A conference call and live webcast will be held on Tuesday, November 1, 2022 at 8:30 a.m. Eastern Time during which the Company will further discuss third quarter results, its outlook for full year 2022, the TaxAct transaction and the Company’s strategic transformation. We will also provide supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at www.blucora.com prior to the call. A replay of the call will be available on our website.
About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is a provider of data and technology-driven solutions that empower people to improve their financial wellness. Blucora operates in two segments (i) wealth management, through its Avantax Wealth Management and Avantax Planning Partners brands, with a collective $73 billion in total client assets as of

September 30, 2022 and (ii) tax software, through its TaxAct business, a market leader in tax software with over 3 million consumer users and approximately 21,000 professional users in 2022. With integrated tax-focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Source: Blucora

Blucora Investor Relations
Dee Littrell (972) 870-6463
IR@Blucora.com

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the outlook of Blucora, Inc. (the “Company”) and its segments, the expected timing of the consummation of the sale of our tax software business (the “TaxAct Sale”), the plan for the Company to change its name to Avantax, the anticipated business strategy and corporate focus of the Company following consummation of the TaxAct Sale and the intended use of proceeds from the sale. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “may,” “will,” “would,” “could,” “should,” “estimates,” “predicts,” “potential,” “continues,” “target,” “outlook,” and similar terms and expressions, but the absence of these words does not mean that the statement is not forward-looking. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively compete within our industries; our ability to generate strong performance for our clients and the impact of the financial markets on our clients’ portfolios; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to attract and retain financial professionals, employees, clients, and customers, as well as our ability to provide strong customer/client service; our future capital requirements and the availability of financing, if necessary; our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants; any downgrade of the Company’s credit ratings; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties, or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties, or disgorgement, associated with our business being subjected to regulatory inquiries, investigations, or initiatives, including those of the Financial Industry Regulatory Authority, Inc. and the Securities and Exchange Commission (the “SEC”); risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to close, finance, and realize all of the anticipated benefits of acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our ability to retain employees and acquired client assets following acquisitions; any compromise of confidentiality, availability or integrity of information, including cyberattacks; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; political and economic conditions and events that directly or indirectly impact the wealth management and tax software industries; the impact of the continuing COVID-19 pandemic on our results of operations and our business, including the impact of the resulting economic and market disruption, the extension of tax filing deadlines and other related government actions, and changes in customer behavior related to the foregoing; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; risks related to goodwill and acquired intangible asset impairment; our ability to develop, establish, and maintain strong brands; risks associated with the use and implementation of information technology and the effect of security breaches, computer viruses, and computer hacking attacks; our ability to comply with laws and regulations regarding privacy and protection of user data; the seasonality of our business; our assessments and estimates that determine our effective tax rate; our ability to protect our intellectual property and the impact of any claim that we infringed on the intellectual property rights of others; disruptions to our business and operations resulting from the TaxAct Sale agreement (or the announcement thereof); our inability to successfully close the TaxAct Sale; our failure to realize the expected benefits of the transaction if it does close; our inability to return capital to stockholders in the amount anticipated if we are unable to secure financing on desirable terms after the consummation of the TaxAct Sale; and the effects on our business of actions of activist stockholders. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

BLUCORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue:
Wealth Management	$165,032	$169,135	$494,104	$486,021
Tax Software	6,664	5,039	242,028	220,848
Total revenue	171,696	174,174	736,132	706,869
Operating expenses:
Cost of revenue:
Wealth Management	105,301	120,641	338,819	343,174
Tax Software	3,879	2,323	20,178	12,330
Total cost of revenue	109,180	122,964	358,997	355,504
Engineering and technology	7,474	7,874	24,598	22,233
Sales and marketing	30,485	28,399	162,396	140,809
General and administrative	27,778	23,102	83,499	71,619
Acquisition and integration	416	2,241	(4,710)	28,513
Depreciation	3,839	2,867	9,907	8,371
Amortization of acquired intangible assets	6,342	7,009	19,435	21,247
Total operating expenses	185,514	194,456	654,122	648,296
Operating income (loss)	(13,818)	(20,282)	82,010	58,573
Interest expense and other, net (1)	(9,749)	(8,295)	(25,707)	(24,202)
Income (loss) before income taxes	(23,567)	(28,577)	56,303	34,371
Income tax benefit (expense)	1,726	774	(4,099)	(2,920)
Net income (loss)	$(21,841)	$(27,803)	$52,204	$31,451

Net income (loss) per share:
Basic	$(0.46)	$(0.57)	$1.09	$0.65
Diluted	$(0.46)	$(0.57)	$1.06	$0.64
Weighted average shares outstanding:
Basic	47,847	48,707	47,981	48,492
Diluted	47,847	48,707	49,153	49,373
_________________________
(1)Interest expense and other, net consisted of the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Interest expense	$8,771	$7,304	$23,166	$21,789
Amortization of debt issuance costs	403	388	1,191	1,128
Amortization of debt discount	302	290	893	851
Total interest expense	9,476	7,982	25,250	23,768
Interest income and other	273	313	457	434
Interest expense and other, net	$9,749	$8,295	$25,707	$24,202

BLUCORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$91,104	$134,824
Accounts receivable, net	25,683	21,906
Commissions and advisory fees receivable	20,486	25,073
Prepaid expenses and other current assets	19,670	18,476
Total current assets	156,943	200,279
Long-term assets:
Property, equipment, and software, net	75,086	73,638
Right-of-use assets, net	19,753	20,466
Goodwill, net	454,821	454,821
Acquired intangible assets, net	288,610	302,289
Other long-term assets	30,376	20,450
Total long-term assets	868,646	871,664
Total assets	$1,025,589	$1,071,943
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,804	$8,216
Commissions and advisory fees payable	13,803	17,940
Accrued expenses and other current liabilities	33,948	65,678
Current deferred revenue	5,908	13,180
Current lease liabilities	5,112	4,896
Current portion of long-term debt	—	1,812
Total current liabilities	62,575	111,722
Long-term liabilities:
Long-term debt, net	521,094	553,134
Long-term lease liabilities	31,176	33,267
Deferred tax liabilities, net	19,546	20,124
Long-term deferred revenue	4,627	5,322
Other long-term liabilities	14,981	6,752
Total long-term liabilities	591,424	618,599
Total liabilities	653,999	730,321

Stockholders’ equity:
Common stock, par value $0.0001 per share—900,000 authorized shares; 50,955 shares issued and 47,774 shares outstanding as of September 30, 2022; 50,137 shares issued and 48,831 shares outstanding as of December 31, 2021	5	5
Additional paid-in capital	1,632,569	1,619,805
Accumulated deficit	(1,197,585)	(1,249,789)
Treasury stock, at cost—3,181 shares at September 30, 2022 and 1,306 shares at December 31, 2021	(63,399)	(28,399)
Total stockholders’ equity	371,590	341,622
Total liabilities and stockholders’ equity	$1,025,589	$1,071,943

BLUCORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Nine Months Ended September 30,
	2022	2021
Operating activities:
Net income	$52,204	$31,451
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of acquired intangible assets	35,131	32,498
Stock-based compensation	17,129	15,499
Change in the fair value of acquisition-related contingent consideration	(5,320)	19,500
Reduction of right-of-use lease assets	1,103	2,694
Deferred income taxes	(578)	(1,161)
Amortization of debt discount and issuance costs	2,084	1,979
Accretion of lease liabilities	1,522	731
Other non-cash items	4,387	1,371
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable, net	(3,670)	(5,008)
Commissions and advisory fees receivable	4,587	1,129
Prepaid expenses and other current assets	160	(549)
Other long-term assets	(14,887)	(10,898)
Accounts payable	(4,412)	(358)
Commissions and advisory fees payable	(4,137)	(500)
Lease liabilities	(3,788)	(1,047)
Deferred revenue	(7,967)	(7,523)
Accrued expenses and other current and long-term liabilities	(11,632)	(5,417)
Net cash provided by operating activities	61,916	74,391
Investing activities:
Purchases of property, equipment, and software	(17,154)	(21,624)
Asset acquisitions	(3,743)	(3,823)
Net cash used by investing activities	(20,897)	(25,447)
Financing activities:
Proceeds from credit facilities, net of debt discount and issuance costs	—	(502)
Payments on credit facilities	(35,906)	(1,359)
Acquisition-related contingent consideration payments	(14,548)	(13,150)
Stock repurchases	(35,000)	—
Proceeds from issuance of stock through employee stock purchase plan	2,324	1,845
Tax payments from shares withheld for equity awards	(2,090)	(1,613)
Proceeds from stock option exercises	481	535
Net cash used by financing activities	(84,739)	(14,244)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(43,720)	34,700
Cash, cash equivalents, and restricted cash, beginning of period	134,824	150,762
Cash, cash equivalents, and restricted cash, end of period	$91,104	$185,462

Supplemental cash flow information:
Cash paid for income taxes	$2,408	$2,864
Cash paid for interest	$23,005	$21,626

BLUCORA, INC.
Segment Information and Revenue
(Unaudited) (In thousands)
Information on reportable segments currently presented to our Chief Executive Officer (our chief operating decision maker) and a reconciliation to consolidated net income (loss) are presented below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue:
Wealth Management	$165,032	$169,135	$494,104	$486,021
Tax Software	6,664	5,039	242,028	220,848
Total revenue	171,696	174,174	736,132	706,869
Operating income (loss):
Wealth Management	27,626	19,564	59,920	60,356
Tax Software	(12,517)	(13,864)	99,372	100,472
Corporate-level activity	(28,927)	(25,982)	(77,282)	(102,255)
Total operating income (loss)	(13,818)	(20,282)	82,010	58,573
Interest expense and other, net	(9,749)	(8,295)	(25,707)	(24,202)
Income (loss) before income taxes	(23,567)	(28,577)	56,303	34,371
Income tax benefit (expense)	1,726	774	(4,099)	(2,920)
Net income (loss)	$(21,841)	$(27,803)	$52,204	$31,451
Revenues by major category within each segment are presented below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Wealth Management:
Advisory	$95,070	$103,540	$306,394	$291,167
Commission	41,788	52,961	132,278	157,197
Asset-based	21,147	5,659	33,774	16,514
Transaction and fee	7,027	6,975	21,658	21,143
Total Wealth Management revenue	$165,032	$169,135	$494,104	$486,021
Tax Software:
Consumer	$5,974	$4,479	$222,262	$203,891
Professional	690	560	19,766	16,957
Total Tax Software revenue	$6,664	$5,039	$242,028	$220,848
Corporate-level activity included the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Unallocated corporate-level general and administrative expenses	$7,456	$6,499	$22,428	$18,452
Stock-based compensation	5,706	4,729	17,129	15,499
Acquisition and integration	416	2,241	(4,710)	28,513
Depreciation	6,020	3,906	15,696	11,251
Amortization of acquired intangible assets	6,342	7,009	19,435	21,247
Contested proxy, transaction and other legal and consulting costs	2,987	1,598	7,304	7,293
Total corporate-level activity	$28,927	$25,982	$77,282	$102,255

BLUCORA, INC.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
(Unaudited) (In thousands, except per share amounts)
Adjusted EBITDA Reconciliation (1)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income (loss) (2)	$(21,841)	$(27,803)	$52,204	$31,451
Stock-based compensation	5,706	4,729	17,129	15,499
Depreciation and amortization of acquired intangible assets	12,362	10,915	35,131	32,498
Interest expense and other, net	9,749	8,295	25,707	24,202
Acquisition and integration—Excluding change in the fair value of HKFS Contingent Consideration	416	541	610	9,013
Acquisition and integration—Change in the fair value of HKFS Contingent Consideration	—	1,700	(5,320)	19,500
Contested proxy, transaction and other legal and consulting costs	2,987	1,598	7,304	7,293
Income tax (benefit) expense	(1,726)	(774)	4,099	2,920
Adjusted EBITDA (1)	$7,653	$(799)	$136,864	$142,376

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share Reconciliation (1)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income (loss) (2)	$(21,841)	$(27,803)	$52,204	$31,451
Stock-based compensation	5,706	4,729	17,129	15,499
Amortization of acquired intangible assets	6,342	7,009	19,435	21,247
Acquisition and integration—Excluding change in the fair value of HKFS Contingent Consideration	416	541	610	9,013
Acquisition and integration—Change in the fair value of HKFS Contingent Consideration	—	1,700	(5,320)	19,500
Contested proxy, transaction and other legal and consulting costs	2,987	1,598	7,304	7,293
Cash tax impact of adjustments to GAAP net income (loss)	(319)	(331)	(1,631)	(1,523)
Non-cash income tax (benefit) expense	(3,071)	(197)	1,090	(1,160)
Non-GAAP Net Income (Loss) (1)	$(9,780)	$(12,754)	$90,821	$101,320
Per diluted share:
Net income (loss) (2) (4)	$(0.46)	$(0.57)	$1.06	$0.64
Stock-based compensation	0.12	0.10	0.35	0.31
Amortization of acquired intangible assets	0.14	0.14	0.40	0.43
Acquisition and integration—Excluding change in the fair value of HKFS Contingent Consideration	0.01	0.01	0.01	0.18
Acquisition and integration—Change in the fair value of HKFS Contingent Consideration	—	0.03	(0.11)	0.39
Contested proxy, transaction and other legal and consulting costs	0.06	0.04	0.15	0.15
Cash tax impact of adjustments to GAAP net income (loss)	(0.01)	(0.01)	(0.03)	(0.03)
Non-cash income tax (benefit) expense	(0.06)	—	0.02	(0.02)
Non-GAAP Net Income (Loss) per share — Diluted (1)	$(0.20)	$(0.26)	$1.85	$2.05
Diluted weighted average shares outstanding	47,847	48,707	49,153	49,373

BLUCORA, INC.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
(Unaudited) (In thousands, except per share amounts)

Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)

	Ranges for year ending
	December 31, 2022
	Low	High
Net income	$36,000	$41,000
Stock-based compensation	23,000	23,000
Depreciation and amortization of acquired intangible assets	48,500	48,500
Interest expense and other, net	37,000	37,000
Acquisition, integration, and contested proxy, transaction and other legal and consulting costs (3)	4,000	3,500
Income tax expense	3,500	3,500
Adjusted EBITDA (1)	$152,000	$156,500

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation
for Forward-Looking Guidance (1)

	Ranges for year ending
	December 31, 2022
	Low	High
Net income	$36,000	$41,000
Stock-based compensation	23,000	23,000
Amortization of acquired intangible assets	25,500	25,500
Acquisition, integration, and contested proxy, transaction and other legal and consulting costs (3)	4,000	3,500
Cash tax impact of adjustments to net income	(2,000)	(2,000)
Non-cash income tax (benefit) expense	(500)	(500)
Non-GAAP Net Income (1)	$86,000	$90,500
Per diluted share:
Net income	$0.73	$0.83
Stock-based compensation	0.47	0.47
Amortization of acquired intangible assets	0.52	0.52
Acquisition, integration, and contested proxy, transaction and other legal and consulting costs (3)	0.08	0.07
Cash tax impact of adjustments to net income	(0.04)	(0.04)
Non-cash income tax (benefit) expense	(0.01)	(0.01)
Non-GAAP Net Income per share — Diluted (1)	$1.75	$1.84
Diluted weighted average shares outstanding	49,120	49,120

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
(1)We define Adjusted EBITDA as net income (loss), determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, interest expense and other, net, acquisition and integration costs, contested proxy, transaction and other legal and consulting costs, and income tax (benefit) expense. Interest expense and other, net primarily consists of interest expense, net. Acquisition and integration costs primarily relate to the acquisitions of Avantax Planning Partners and 1st Global.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
We define Non-GAAP Net Income (Loss) as net income (loss), determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, acquisition and integration costs, contested proxy, transaction and other legal and consulting costs, the related cash tax impact of those adjustments, and non-cash income tax (benefit) expense. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if not utilized, between 2022 and 2024.
We believe that Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or that have not been, or are not expected to be, settled in cash. Additionally, we believe that Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and GAAP net income (loss) per share. Other companies may calculate Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share differently, and, therefore, these measures may not be comparable to similarly titled measures of other companies.
(2)As presented in the condensed consolidated statements of operations (unaudited).
(3)The breakout of components cannot be determined on a forward-looking basis without unreasonable efforts.
(4)Any difference in the “per diluted share” amounts between this table and the condensed consolidated statements of operations is due to using different diluted weighted average shares outstanding in the event that there is GAAP net loss but Non-GAAP Net Income and vice versa.